Exhibit 10.5

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN

SUELLYN P. TORNAY

AND GLOBAL PAYMENTS INC. DATED AS OF JUNE 1, 2001

Effective January 1, 2009, Global Payments Inc., a Georgia corporation (the “Company”), and Suellyn P. Tornay (“Employee”) agree to amend the Employment Agreement (dated as of June 1, 2001) (the “Agreement”) between the parties as hereinafter set forth in order to clarify certain provisions of the Agreement and to comply with Internal Revenue Code Section 409A and the regulations thereunder. Words and phrases that are defined in the Agreement have the same meaning when used in this Amendment.

1.        Section 7 is amended by adding a new section (f) at the end thereof, as follows:

“(f) Definition of Termination of Emploment. For purposes of determining the time of payment of any amount hereunder in accordance with Section 409A, all references in this Agreement to termination of employment and Date of Termination mean a separation from service as defined under Section 409A and the regulations thereunder. This provision does not prohibit the vesting of any amount upon a termination of employment, however defined.”

2.        In Section 8(a), the clause “only if Employee executes a Release in substantially the form of Exhibit A hereto (the “Release”)” is amended to read as follows:

“only if Employee executes (and does not revoke) a Release in substantially the form of Exhibit A hereto (the “Release”) within 60 days of the Date of Termination”

3.        Section 8(a)(ii) is amended to read as follows:

“(ii) the Company shall pay salary continuation in accordance with this clause (ii) as follows:

   (A)      on the six (6) month anniversary of the Date of Termination, the Company shall pay Employee a lump sum equal to the amount of the Employee’s Base Salary for the six (6) months following the Date of Termination;

   (B)      thereafter, for up to twelve (12) additional months, the Company will continue to pay Employee an amount equal to her monthly Base Salary in equal monthly or more frequent installments as are customary under the Company’s payroll practices from time to time, provided, however, that the Company’s obligations to make or continue such payments shall cease if Employee becomes employed with a subsequent employer (the period for which salary payments are continued is the “Normal Severance Period”); and

   (C)      the Company’s obligation to make or continue any payments provided for in this clause (ii) shall cease if Employee violates any of the Restrictive Covenants (as defined in Section 13(a) of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and”

4.        Section 8(a)(iv) is amended by replacing “not later than 30 days after the Date of Termination” with the following:

“on the six (6) month anniversary of the Date of Termination”

5.        Section 8(a)(vii) is amended to read as follows:

“(vii) notwithstanding the provisions of the applicable Option Agreement, all of Employee’s vested but unexercised Options as of the Date of Termination (including those with accelerated vesting pursuant to Section 8(a)(vi) above) shall remain exercisable through the earliest of (A) the original expiration date of the Option, (B) the 90th day following the end of the Normal Severance Period, or (C) the date that is the 10th anniversary of the original date of grant of the Option; and”

6.        In Section 8(b), the clause “only if Employee executes the Release” is amended to read as follows:

“only if Employee executes (and does not revoke) the Release within 60 days of the Date of Termination”

7.        Section 8(b)(ii) is amended to read as follows:

“(ii)    The Company shall pay salary continuation in accordance with this clause (ii) as follows:

   (A)      on the six (6) month anniversary of the Date of Termination, the Company shall pay Employee a lump sum equal to the amount of the Employee’s Base Salary for the six (6) months following the Date of Termination,

   (B)      thereafter, for up to six (6) additional months, the Company will continue to pay Employee an amount equal to her monthly Base Salary in equal monthly or more frequent installments as are customary under the Company’s payroll practices from time to time,

   (C)      no payments shall be made under this clause (ii) with respect to periods after Employee has become employed by a subsequent employer (the period for which salary continuation payments are made is the “Poor Performance Period”), and

   (D)      the Company’s obligation to make or continue any payments provided for in this clause (ii) shall cease if Employee violates any of the Restrictive

Covenants (as defined in Section 13(a) of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and”

8.          Section 8(b)(iv) is amended by replacing “not later than 30 days after the Date of Termination” with

“on the six (6) month anniversary of the Date of Termination”

9.          Section 8(b)(vii) is amended to read as follows:

“(vii)    notwithstanding the provisions of the applicable Option Agreement, all of Employee’s vested but unexercised Options as of the Date of Termination (including those with accelerated vesting pursuant to Section 8(b)(iv) above) shall remain exercisable through the earliest of (A) the original expiration date of the Option, (B) the 90th day following the end of the later of (1) six months from the Date of Termination, or (2) the end of the Poor Performance Severance Period, or (C) the date that is the 10th anniversary of the original date of grant of the Option; and”

10.        In Section 8(c), the clause “only if Employee executes the Release” is amended to read as follows:

“only if Employee executes (and does not revoke) the Release within 60 days of the Date of Termination”

11.        Section 8(c)(ii) is amended to read as follows:

“(ii)      the Company (or its successor) shall pay salary continuation in accordance with this clause (ii), as follows:

     (A)      on the six (6) month anniversary of the Date of Termination, the Company (or its successor) shall pay Employee a lump sum equal to the amount of the Employee’s Base Salary for the six (6) months following the Date of Termination,

     (B)      thereafter, for up to eighteen (18) additional months, the Company (or its successor) will continue to pay Employee an amount equal to her monthly base salary in equal monthly or more frequent installments as are customary under the Company’s payroll practices from time to time, and

     (C)      the Company’s (or successor’s) obligation to make or continue any payments provided for in this clause (ii) shall cease if Employee violates any of the Restrictive Covenants (as defined in Section 13(a) of this Agreement) and fails to remedy such violation to the satisfaction of the Board within 10 days of notice of such violation; and”

12.        Section 8(c)(iii) is amended by replacing “during the Change in Control Severance Period” with “for twenty-four (24) months after the Date of Termination (the “Change in Control Severance Period”)”.

13.        Section 8(c)(iv) is amended by replacing “not later than 30 days after the Date of Termination” with:

“on the six (6) month anniversary of the Date of Termination”

14.        Section 8(c)(vii) is amended to read as follows:

“(vii) notwithstanding the provisions of the applicable Option agreement, all of Employee’s vested but unexercised Options as of the Date of Termination (including those with accelerated vesting pursuant to Section 8(c)(vi) above) shall remain exercisable through the earliest of (A) the original expiration date of the Option, (B) the 90th day following the end of the Change in Control Severance Period, or (C) the date that is the 10th anniversary of the original date of grant of the Option; and”

15.        Section 10(a) is amended by deleting the last sentence thereof and replacing it with the following:

“In that event, the cash Payments provided under this Agreement shall be reduced on a pro rata basis.”

16.        Section 10 is amended by adding the following new paragraph (e) at the end thereof:

“(e)       Notwithstanding anything in this Section 10 to the contrary, any Gross-Up payment to which the Employee is entitled under this Section 10 (including any gross-up provided under Section 10(c) as a result of payment of costs and expenses) shall be paid no earlier than the six (6) month anniversary of the Termination Date and no later than the end of Employee’s taxable year following the taxable year in which the related taxes are remitted. Any payment of costs or expenses relating to claims as described in Section 10(c) shall be made by the end of Employee’s taxable year following the taxable year in which the taxes that are the subject of the claim are remitted or, if no taxes are remitted, by the end of Employee’s taxable year following the year in which an audit relating to such claim is completed or there is a final and nonappealable settlement or other resolution of the claim.”

17.        Section 11 is amended by adding the following at the end thereof:

“Any costs or expenses that otherwise meet the requirements for reimbursement under this Section 11 shall be reimbursed within 60 days of submission by Executive for a request for reimbursement, but in no event later than the last day of Executive’s taxable year following the taxable year in which the Employee becomes entitled to such reimbursement by reason of being successful on at least one material issue (provided a request for reimbursement has been made).”

18.        Section 15 is revised to read as follows:

“15.     Rabbi Trust. In order to ensure the payment of the severance benefit provided for in Section 8(c)(ii) of this Agreement, immediately following the commencement of any action by a third party with the aim of effecting a Change in Control of the Company, or the publicly-announced threat by a third party to commence any such action, the Company shall fully fund through the Global Payments Inc. Benefit Security Trust, or similar “rabbi trust,” the amount of the severance payment that would have been paid to Executive under Section 8(c)(ii) if the Date of Termination had occurred on the date of commencement, or publicly-announced threat of commencement, of such action by the third party. Amounts shall be paid to Executive from such trust as provided under this Agreement and the trust. The right of Executive to receive payments under this Agreement shall be an unsecured claim against the general assets of the Company and Executive shall have no rights in or against any specific assets of the Company.”

19.        Section 17 is amended by adding a new section (h) at the end thereof, as follows:

“(h)   Section 409A.

     (i)  This Agreement is intended to comply with Section 409A of the Code and applicable regulations. The Agreement shall be interpreted in such a way so as to comply, to the extent necessary, with Section 409A and the regulations thereunder.

     (ii)  In the case of the continuation of Welfare Plan benefits is provided under this Agreement, to the extent any of the Welfare Plan benefits constitute deferred compensation subject to Section 409A, and the Welfare Plan does not contain provisions to comply with Section 409A, then, notwithstanding anything in the Welfare Plan to the contrary (A) any reimbursements of an eligible expense shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense was incurred, (B) no payments of such benefits will be made if the amount of benefits available in one taxable year may affect the amount available in another taxable year, except to the extent permitted under Section 409A, (C) such benefits will not be subject to liquidation or exchange for another benefit, and (D) Employee shall pay for the first six-months of such payments or benefits following the Termination Date and shall be reimbursed for such payments or benefits on the first day of the seventh month following the Termination Date; the remaining benefits, if any, shall be provided as otherwise specified in this Agreement.”

IN WITNESS WHEREOF, the parties hereto have duly executed this amendment to the Agreement, effective as the date specified above:

EMPLOYEE:		GLOBAL PAYMENTS INC.

By:
Suellyn P. Tornay		Name:	PAUL R. GARCIA

Date:	12/23/08	Title:	CEO & CHAIRMAN

		Date:	12/23/08